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                              www.doubleclick.net

                        CONTACTS:   DoubleClick Inc.
                                    Investor Relations: Desiree Berenguer
                                    212-683-0001

                                    Abernathy MacGregor Frank
                                    Adam Miller/David Sasso
                                    212-371-5999

FOR IMMEDIATE RELEASE

                  DOUBLECLICK INC. DECLARES 2-FOR-1 STOCK SPLIT

NEW YORK, New York. March 11, 1999 - DoubleClick Inc. (Nasdaq: DCLK) today announced that its Board of directors has approved a 2-for-1 stock split in the form of a stock dividend for common stockholders of record as of March 22, 1999 payable on April 2, 1999.

About DoubleClick Inc.

DoubleClick Inc. (www.doubleclick.net) is a leading provider of comprehensive global Internet advertising solutions for marketers and Web publishers. Combining technology and media expertise, DoubleClick centralizes planning, execution, control, tracking and reporting for online media campaigns. DoubleClick Inc. has U.S. headquarters in New York City, international headquarters in Dublin and maintains offices in Paris, London, Oslo, Helsinki, Barcelona, Copenhagen, Tokyo, Madrid, Milan, Munich, Dusseldorf, Sydney, Hamburg, Stockholm, Toronto, Montreal, Atlanta, Boston, Chicago, Detroit, Dallas, Los Angeles and San Francisco.

This news release contains statements of a forward-looking nature relating to the future events or the future financial results of DoubleClick. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors which could cause actual events or results to differ materially from those indicated from such forward-looking statements, including the matters set forth in DoubleClick's reports and documents filed from time to time with the Securities and Exchange Commission.

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